                                                                      EXHIBIT 12

           STATEMENT OF COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                   (Excluding Interest on Customer Banking Deposits)


                                           Six Months
                                          Ended June 30,                   Year Ended December 31,
                                         ---------------         ------------------------------------------------
                                         1996       1995         1995     1994        1993      1992        1991
                                         ----       ----         ----     ----        ----      ----        ----
                                                                   (Dollars In Thousands)

Income from continuing operations
  before extraordinary items and
  cumulative effects of changes in
  accounting principles                 $28,774    $33,732    $107,503   $ 70,836   $116,259   $130,607    $ 94,380

Add (Deduct):
  Income taxes                           11,648     13,971      24,679     29,482     60,609     12,946         200
  Fixed charges per below                24,442     22,002      47,527     42,423     37,299     34,319      26,933
  Equity in undistributed
   earnings of less than 50%
   owned companies                        5,703        705       2,613      5,176      2,064      1,891         722
                                        -------    -------    --------   --------   --------   --------   ---------
          Income as adjusted            $70,567    $70,410    $182,322   $147,917   $216,231   $179,763    $122,235
                                        =======    =======    ========   ========   ========   ========   =========

Fixed charges:
  Interest on indebtedness
   (excluding customer banking
   deposits)                            $20,960    $18,725     $40,837    $35,699    $30,464    $26,553     $21,787
  Amortization of debt expense
   and premium                              756        758       1,527      1,202        983        836         501
  Portion of rents representative
   of the interest factor (1/3
   of rents)                              2,726      2,519       5,163      5,522      5,852      6,930       4,645
                                        -------    -------    --------   --------   --------   --------    --------
                                        $24,442    $22,002     $47,527    $42,423    $37,299    $34,319     $26,933
                                        =======    =======    ========   ========   ========   ========    ========

Ratio of earnings to fixed
  charges                                  2.89       3.20        3.84       3.49       5.80       5.24        4.54
                                        =======    =======    ========   ========   ========   ========    ========


                                                                      EXHIBIT 12


         STATEMENT OF COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                (Including Interest on Customer Banking Deposits)



                                           Six Months
                                          Ended June 30,                    Year Ended December 31,
                                         ---------------         -----------------------------------------------
                                         1996       1995         1995     1994        1993      1992        1991
                                         ----       ----         ----     ----        ----      ----        ----
                                                                   (Dollars In Thousands)


Income from continuing operations
 before extraordinary items and
 cumulative effects of changes in
 accounting principles                 $28,774      $33,732   $107,503   $ 70,836   $116,259   $130,607   $ 94,380

Add (Deduct):
  Income taxes                          11,648       13,971     24,679     29,482     60,609     12,946        200
  Fixed charges per below               30,764       27,682     59,561     50,727     46,300     46,273     42,071
  Equity in undistributed
   earnings of less than 50%
   owned companies                       5,703          705      2,613      5,176      2,064      1,891        722
                                       -------      -------   --------   --------   --------   --------   --------
          Income as adjusted           $76,889      $76,090   $194,356   $156,221   $225,232   $191,717   $137,373
                                       =======      =======   ========   ========   ========   ========   ========


Fixed charges:
  Interest on indebtedness             $27,282      $24,405    $52,871    $44,003    $39,465    $38,507    $36,925
  Amortization of debt expense
   and premium                             756          758      1,527      1,202        983        836        501
  Portion of rents representative
   of the interest factor (1/3
   of rents)                             2,726        2,519      5,163      5,522      5,852      6,930      4,645
                                       -------      -------    -------    -------    -------    -------    -------
                                       $30,764      $27,682    $59,561    $50,727    $46,300    $46,273    $42,071
                                       =======      =======    =======    =======    =======    =======    =======

Ratio of earnings to fixed
  charges                                 2.50         2.75       3.26       3.08       4.86       4.14       3.27
                                       =======      =======    =======    =======    =======    =======    =======


                                        2


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